Exhibit 99.1

Microbot Medical Leverages Recently Awarded Non-Dilutive Grant from the Israeli Government to Promote Marketing Activities Toward Commercialization of the LIBERTY® Robotic System

Engagement with Interventional Radiologists Reaches Highest Level Yet as Company Continues to Progress Through Regulatory and Clinical Phases; Company Seeking to Create Interest and Anticipation for When the System is Commercialized

HINGHAM, Mass., March 2, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic System, the first single-use endovascular robotic system, was recently awarded a grant from Israel’s Ministry of Economy to encourage the Company’s marketing activities and enhance the commercialization of the LIBERTY Robotic System in the US market, within the scope of its ‘Smart Money’ program.

“We believe the non-dilutive grant from the Israeli government, beyond enhancing our existing marketing budget and enabling us to maintain a higher presence among our key constituents, validates our current strategy,” commented Rachel Vaknin, Chief Financial Officer. “The additional funds allow us to engage with key opinion leaders, hospitals and potential strategic partners in the U.S., at a time when it’s imperative that we increase our profile ahead of the regulatory and clinical phases. This is expected to allow us to seed the market and generate a high degree of market anticipation and excitement as we near the planned commercialization of the LIBERTY Robotic System.”

The Smart Money program’s aim is to help Israeli companies expand their business to growing international markets (outside of Israel). The grant, which totaled NIS300,000, may be repaid via a royalty mechanism from future sales of the LIBERTY Robotic System.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and the One & DoneTM technologies, the outcome of its studies to evaluate LIBERTY, the One & DoneTM technologies and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical studies and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754